EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 15, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2009 – August 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.3%	1.1%	-4.6%	-0.9%	-7.0%	-5.0%	1.3%	-5.0%	10.3%	-28.6%	-0.4	-0.6
B**	2.3%	1.1%	-5.0%	-1.5%	-7.6%	-5.6%	0.6%	-5.6%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	2.3%	1.2%	-3.4%	1.0%	-5.0%	-3.1%	N/A	-3.1%	10.1%	-23.7%	-0.3	-0.4
Legacy 2***	2.3%	1.2%	-3.5%	0.8%	-5.3%	-3.4%	N/A	-3.4%	10.1%	-24.4%	-0.3	-0.4
Global 1***	2.2%	1.1%	-3.2%	1.4%	-4.4%	-3.8%	N/A	-3.8%	9.7%	-21.9%	-0.4	-0.5
Global 2***	2.2%	1.1%	-3.4%	1.1%	-4.7%	-4.1%	N/A	-4.1%	9.6%	-22.4%	-0.4	-0.5
Global 3***	2.3%	1.1%	-4.3%	-0.4%	-6.2%	-5.8%	N/A	-5.8%	9.6%	-27.9%	-0.6	-0.7

S&P 500 Total Return Index****	1.3%	1.4%	7.1%	22.1%	19.6%	16.3%	8.1%	16.3%	13.1%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	1.6%	3.1%	16.2%	13.2%	5.6%	7.6%	7.0%	7.6%	11.3%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	7%	Short	Heating Oil	1.6%	Short	7%	Short	Heating Oil	1.6%	Short
			Gas Oil	1.5%	Short			Gas Oil	1.5%	Short
Grains/Foods	12%	Short	Sugar	2.5%	Short	12%	Short	Sugar	2.5%	Short
			Wheat	1.7%	Short			Wheat	1.7%	Short
Metals	7%	Long	Zinc LME	1.4%	Long	7%	Long	Zinc LME	1.4%	Long
			Gold	1.3%	Short			Gold	1.3%	Short
FINANCIALS	74%					74%
Currencies	23%	Long $	Euro	5.7%	Short	23%	Long $	Euro	5.7%	Short
			Japanese Yen	3.2%	Short			Japanese Yen	3.2%	Short
Equities	21%	Long	S&P 500	4.5%	Long	21%	Long	S&P 500	4.4%	Long
			Nasdaq	3.5%	Long			Nasdaq	3.6%	Long
Fixed Income	30%	Long	Schatz	5.0%	Long	30%	Long	Schatz	4.9%	Long
			Bunds	4.5%	Long			Bunds	4.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices declined nearly 5% due to weather forecasts which indicate recent heat waves on the East Coast will end.  Crude oil markets also moved lower, pressured by weak industrial demand from the Eurozone and by U.S. Energy Information Administration reports which showed inventories increased more-than-expected last week.

Grains/Foods
Corn markets experienced their largest rally in over four months as supply forecasts were revised lower.  Soybean markets plummeted nearly 15% due to stronger-than-expected supply data reported by the U.S. Department of Agriculture.  Sugar markets also fell, driven lower by strong Brazilian production.

Metals
Precious metals markets declined due to increased risk appetite in the global markets.  Strength in the U.S. dollar and diminished demand for dollar-hedging assets also contributed to the declines in the precious metals markets.  Copper prices fell to a 7-week low following disappointing European growth data and signs the Chinese housing markets may have begun to slow.

Currencies
The U.S. dollar strengthened against counterparts as the U.S. employment situation continues to show signs of improvement.  The British pound weakened following a reported decline in average wages in the U.K., a condition which could cause the Bank of England to postpone raising interest rates until early 2015.   The Canadian dollar rallied to a 2-week high versus the U.S. dollar after a revised employment report showed Canada added more jobs than expected during July.

Equities
North American equity markets rallied following tepid economic data which supported views the U.S. Federal Reserve will delay raising interest rates.  European markets also moved higher, propelled by upbeat earnings reports from several key European firms and easing tensions in Ukraine.  In Asia, the Japanese Nikkei 225 rallied nearly 4% because of bullish economic indicators from the region and weakness in the Japanese yen.

Fixed Income
German Bund prices rose sharply as weak growth data throughout the Eurozone spurred safe-haven demand.  U.S. Treasury markets also moved higher, supported by strong demand during a recent Treasury auction and data which showed U.S. jobless claims rose more than expected.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.